Exhibit 10.9

[•], 2016

GEF Acquisition Corporation

2 Bethesda Metro Center, Suite 440

Bethesda, Maryland 20814

Gentlemen:

GEF Acquisition Corporation (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of 250,000 warrants of the Corporation (“Initial Warrants”), each Initial Warrant to purchase one Class A ordinary share, par value $0.0001 per share, of the Corporation (“Ordinary Shares”), at $1.00 per Initial Warrant for an aggregate purchase price of $250,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 37,500 warrants (“Additional Warrants” and together with the Initial Warrants, the “Private Warrants”) at $1.00 per Additional Warrant for an aggregate purchase price of up to $37,500 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). At least twenty-four (24) hours prior to the effective date of the Registration Statement (defined below), the undersigned will cause the Purchase Price to be delivered to Graubard Miller (“GM”), counsel for the underwriters, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Corporation consummates the IPO and over-allotment option, if any.

The consummation of the purchase and issuance of the Initial Warrants and Additional Warrants (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Simultaneously with the consummation of the IPO, GM shall deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”). Simultaneously with the consummation of all or any part of the over-allotment option, GM shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund. Upon expiration of the over-allotment option, GM shall return any unused portion of the Over-Allotment Purchase Price to the undersigned. If the Corporation does not complete the IPO within two (2) months from the date of this letter, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that GM is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Warrants and GM’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Warrants as described above. GM shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless GM has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify GM against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. GM may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding anything to the contrary contained herein, GM agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Corporation and will not seek recourse against the Trust Fund for any reason whatsoever.

The Private Warrants shall have the terms set forth in a Warrant Agreement to be entered into by the Corporation and a warrant agent in connection with the IPO (a “Warrant Agreement”). Additionally:

•	the Private Warrants and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the undersigned’s members and/or shareholders upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchase of the Corporation’s securities, (vi) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Private Warrants were originally purchased or (vii) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vi (if the Corporation consents) and clause vii) where the transferee agrees to the terms of the transfer restrictions;

•	the Private Warrants (and underlying securities) may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement, except to any underwriter and selected dealer participating in the Corporation’s initial public offering and their bona fide officers or partners and except as otherwise provided in Rule 5110(g)(2) of the FINRA Conduct Rules; and

•	the Private Warrants will be subject to customary registration rights, pursuant to a Registration Rights Agreement on terms agreed upon by the Corporation and the Underwriters to be filed as an exhibit to the Registration Statement provided that the undersigned may not exercise its demand and “piggy-back” registration rights pursuant to such Registration Rights Agreement after five (5) and seven (7) years after the effective date of the Registration Statement, respectively, and the undersigned may not exercise its demand registration rights thereunder more than one time.

Notwithstanding anything to the contrary herein, the issuance of the Private Warrants hereunder shall comply with FINRA Rules 5110(g)(1) and 5110(f)(2)(G).

The undersigned hereby represents and warrants that, as applicable:

(a)	the undersigned is acquiring the Private Warrants and, upon exercise of the Private Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”), for the undersigned’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof;

(b)	the undersigned is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the undersigned has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act;

(c)	the undersigned understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Corporation is relying upon the truth and accuracy of, and the undersigned’s compliance with, the representations and warranties of the undersigned set forth herein in order to determine the availability of such exemptions and the eligibility of the undersigned to acquire such Securities;

(d)	the undersigned did not decide to enter into this agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

(e)	the undersigned has been furnished with all materials relating to the business, finances and operations of the Corporation and materials relating to the offer and sale of the Securities which have been requested by the undersigned. The undersigned has been afforded the opportunity to ask questions of the executive officers and directors of the Corporation. The undersigned understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities;

(f)	the undersigned understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the undersigned nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

(g)	the undersigned understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Corporation nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder;

(h)	the undersigned has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Corporation, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The undersigned has adequate means of providing for his, her or its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The undersigned can afford a complete loss of his, her or its investments in the Securities;

(i)	the undersigned possesses all requisite power and authority necessary to carry out the transactions contemplated by this agreement ;and

(j)	this letter constitutes its respective legal, valid and binding obligation, and is enforceable against it.

Very truly yours,

[EARLYBIRDCAPITAL, INC.]
[MAXIM GROUP LLC]

By:
Name:
Title:

Accepted and Agreed:

GEF ACQUISITION CORPORATION

By:
Name:
Title:

Graubard Miller
(solely with respect to its obligations to hold
and disburse monies for the Private Warrants)

By:
Name:
Title:

Exhibit A

Wire Instructions